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                                                                    Exhibit 99.4


Buenos Aires, March 26, 2002


To: UABL Limited

We have audited the consolidated financial statements of UABL Limited and its subsidiaries as of December 31, 2001 and for the year then ended and have issued our report thereon dated March 26, 2002.

We represent that these audits were subject to our quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at members firms of Andersen worldwide to conduct the relevant portions of the audit.




                          PISTRELLI, DIAZ Y ASOCIADOS
                               Member of Andersen


                                 Mariana Filas

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                                                                    Exhibit 99.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants we hereby consent to use of our report and to all references to our Firm included in or made part of the Form 10-K of American Commercial Lines LLC



                                        PISTRELLI, DIAZ Y ASOCIADOS
                                        Member of Andersen

                                        By:
                                        Name:
                                        Title: Partner

Buenos Aires, Argentina
Date: